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                                                                   Exhibit 10.13

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 30th day of April 1999 by and among HEBRON COMMUNICATIONS CORPORATION, a Florida corporation (the "Seller"), AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation (the "Buyer"), Tracy Freeny, an individual residing at 6220 N.E. 113th Street, Edmond, Oklahoma 73034 ("Mr. Freeny"), Carl Thompson, an individual residing at 1905 Ridgecrest, Edmond, Oklahoma 73013 ("Mr. Thompson"), and S.T. Patrick, an individual residing at 1330 Easton Drive, Lakeland, Florida 33803 ("Mr. Patrick").

                                    Recitals

         Seller owns and operates telecommunications switches in Chicago, Illinois and Oklahoma City, Oklahoma providing switched-resold telecommunications service (the "Telecommunications Business") pursuant to certain licenses, permits and authorizations (the "FCC Authorizations") issued by the Federal Communications Commission (the "FCC") and pursuant to certain licenses, permits and authorizations (the "State Authorizations") issued by certain state regulatory agencies having jurisdiction over the Telecommunications Business (collectively, the "State Commissions"). The State Authorizations and the FCC Authorizations shall be referred to herein collectively as the "Regulatory Authorizations."

         Seller owns and operates certain assets in connection with an Internet service provider project (the "Internet Business") heretofore conducted in conjunction with Buyer. The Internet Business and the Telecommunications Business shall be referred to herein collectively as the "Business."

         Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets (defined below) that comprise the Business, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1:        SALE AND PURCHASE

         1.1 Assets. On the Closing Date (defined below), Seller shall grant, convey, sell, assign, transfer and deliver to Buyer all interests of Seller or of any Affiliate (defined below) of Seller in all properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, wherever located, including goodwill (except for Excluded Assets as defined in Section 1.2) used or held for use by Seller or any Affiliate of Seller in connection with the: (1) Telecommunications Business (the "Switch Assets") and (2) Internet Business (the "Internet Assets"). The Internet Assets and the Switch



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Assets shall be referred to herein collectively as the "Assets." For purposes of this Agreement, an "Affiliate" of a person or entity means any other person (or relative of any person) or entity that owns or controls, is owned or controlled by, or is under common control with, such person or entity. Without limiting the foregoing, the Assets shall include the following:


              (a) Tangible Personal Property. All interests of Seller as of the date of this Agreement in all equipment, electrical devices, cables, furniture, fixtures, office materials and supplies, hardware, tools, spare parts, and other tangible personal property of every kind and description, used or held for use in connection with the Business, including without limitation those listed and described on Schedule 1.1(a)(i) (Switch Assets) and Schedule 1.1(a)(ii) (Internet Assets) attached hereto, and any additions, replacements, and improvements thereto between the date of this Agreement and the Closing Date (collectively, the "Tangible Personal Property").

              (b) Real Property. All interests of Seller as of the date of this Agreement of every kind and description in and to leased real property, and improvements thereon, principally used or held by Seller for use in the Business and listed and described on Schedule 1.1(b) attached hereto, and any additions and improvements thereto between the date of this Agreement and the Closing Date (collectively, the "Real Property").

              (c) Contracts. Those contracts and agreements used in connection with the Business that are listed and described on Schedule 1.1(c)(i) (Switch Assets) and Schedule 1.1(c)(ii) (Internet Assets) attached hereto (the "Contracts").

              (d) Intangible Property. All interests of Seller as of the date of this Agreement in all trademarks, trade names, service marks, franchises, patents, slogans, logotypes and other intangible rights, used or held for use in connection with the Business, including without limitation all right, title and interest in and to the marks or names (and any and all variations thereof), and all of those listed and described on Schedule 1.1(d)(i) (Switch Assets) and
Schedule 1.1(d)(ii) (Internet Assets) attached hereto, and those acquired by Seller between the date hereof and the Closing Date (collectively, the "Intangible Property").

              (e) Copyrights. All interests of Seller as of the date of this Agreement in all software and all related common-law and statutory copyrights used or held for use in the Business, together with all software and copyrights acquired by Seller for use in the Business or operation of the Assets between the date hereof and the Closing Date.

              (f) Files and Records. All files and other records that relate to the Business or the Assets (other than duplicate copies of such files ("Duplicate Records")), including without limitation all schematics, blueprints, engineering data, customer lists, reports,



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specifications, projections, statistics, promotional graphics, and other advertising, marketing or related materials, and all other technical and financial information concerning the Business or the Assets.

              (g) Claims. Any and all claims and rights against third parties if and to the extent that they relate to the Business or the Assets, including, without limitation, all rights under manufacturers' and vendors' warranties.

              (h) Prepaid Items. All deposits, reserves and prepaid expenses relating to the Business or the Assets and prepaid taxes relating to the Business or to the operation of the Assets.

              (i) Goodwill. All of Seller's goodwill in, and going concern value of, the Business.

              (j) Accounts Receivable. All of Seller's accounts receivable pertaining to the Business or operation of the Assets.

              (k) Siemens Equipment. Any equipment purchased pursuant to the Siemens Contract (defined below) and paid for by Buyer.

              (l) Now Owned or Hereafter Acquired. All of the above whether now owned or contracted for by Seller or hereafter acquired.

              The Assets shall be sold and conveyed to Buyer free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type (collectively, "Liens"), except the Liens or other post-Closing obligations of Seller under the Contracts which Buyer assumes under the terms of this Agreement (the "Permitted Encumbrances").

         1.2 Excluded Assets. There shall be excluded from the Assets and retained by Seller to the extent in existence on the Closing Date, Seller's ownership interest in the real property owned by Seller listed on Schedule 1.2, cash, cash equivalents, publicly traded securities and any other contracts and agreements not included in the Contracts, pension, profit sharing and all other employee benefit plans, and any Duplicate Records (the "Excluded Assets").

         1.3 Liabilities.

              (a) Assumed Liabilities. Buyer shall assume only the following liabilities (the "Assumed Liabilities"): (i) the post-Closing obligations of Seller under the Contracts and the Real Property Leases (defined below) that are listed on Schedule 1.1(b); (ii) Hebron



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Termination Expenses (defined below); (iii) one-half of any obligation of Seller to purchase equipment or to pay any amount in settlement and cancellation of such contract under the "Switching Products Contract Offer" by Siemens Stromberg-Carlson ("Siemens"), a copy of which is attached hereto as Annex A
(the "Siemens Contract"), which obligation shall not exceed $1,429,793 (one-half of $2,859,586 shown on the face of the Siemens Contract) (but not including any obligation thereunder arising from any breach or default thereof); and (iv) the Seller's Payables (defined below).

              (b) Retained Liabilities. Buyer shall not assume or be liable for, unless explicitly included in the Assumed Liabilities or provided for under the Lease/License Agreement (defined below), any obligation or liability arising from the pre-Closing operation of the Business or the Assets or any other liability or obligation of Seller, including without limitation the following:
(i) any liability or obligation of Seller arising out of or relating to any contract, contract of employment whether written or otherwise, financing agreement, lease agreement, or instrument; (ii) any liability or obligation of Seller owing to any employee of Seller (whether or not hired by Buyer upon Closing) or arising out of or relating to any employee benefit plan or otherwise relating to employment (and Seller shall, for purposes of this Agreement, pay all accrued benefits, severance pay and other amounts owing to any employees, as if such employees had been terminated as of January 31, 1999, whether or not such amounts are then due, and whether or not such employees are hired by Buyer upon Closing); (iii) any claims asserted against the Business or any of the Assets relating to any event (whether act or omission) prior to the Closing Date, including without limitation, the payment of all taxes; (iv) the balance of any obligations under the Siemens Contract (other than the portion thereof explicitly assumed by Buyer pursuant to Section 1.3(a)(iii)), including without limitation any obligation to purchase equipment and any obligation thereunder arising from any breach or default thereof; or (v) any other obligation, liability, debt, or commitment of Seller not explicitly assumed by Buyer hereunder. The foregoing in this Section 1.3(b) shall be referred to herein collectively as the "Retained Liabilities." Seller retains and shall hereafter pay, satisfy, discharge, perform and fulfill all Retained Liabilities as they become due, without any charge or cost to Buyer.

              (c) Hebron Termination Expenses. Hebron Termination Expenses, as used herein means the reasonable costs and expenses actually incurred by Seller in the ordinary course of operating or terminating its business activities between (I) February 1, 1999 and (II) the date thirteen (13) months after the Closing Date, and including all such reasonable costs and expenses arising from the termination of Seller's status as a tariffed inter-exchange carrier, as well as during all subsequent periods within which Buyer is in breach of its payment obligations under any of the Notes, but only to the extent that such costs and expenses incurred in any calendar month exceed Seller's revenues actually received in the same month inclusive of whatever revenue is received by Seller in such month under the Lease/License Agreement (defined in Section 1.7) or the Notes, provided that Buyer shall not be obligated to pay Seller in excess of
(aa) the greater of (i) $30,000 in any one calendar month other than October,
1999



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or March 2000, or (ii) the difference between (x) the product of $30,000 times the number of calendar months occurring between February 1999 and the month within which a particular payment is to be made (including within such number the month of February 1999 and the month of payment) and (y) the cumulative amount of previous payments made within those same months; (bb) $155,000 in October 1999 (Seller being responsible for the satisfaction in that month of a promissory note in the principal amount of $125,000 owing to Growth Fund International, Ltd., a Florida limited partnership); and (cc) $671,000 by March 15, 2000 (Seller being responsible for the satisfaction in that month of income taxes, expected to total $641,000, that will result from the closing of this Agreement and the recapture of previously reported accelerated depreciation deductions) and, in any event no more than $1,156,000 in the aggregate; provided, however that in the event Buyer has at the relevant time sufficient borrowing availability under that certain Loan and Security Agreement dated February 4, 1999 by and between Buyer and Coast Business Credit ("Coast") (the "LSA") not only to fund such payment but also to provide for Buyer's working capital needs, Buyer shall also be obligated to prepay the amounts due in March 2000 set forth above as follows: $481,000 in September 1999 (Seller being responsible for the satisfaction in that month of estimated income taxes, expected to total such amount, that will result from the closing of this Agreement and the recapture of previously reported accelerated depreciation deductions) and $160,000 in December 1999 (Seller being responsible for the satisfaction in that month of estimated income taxes, expected to total such amount, that will result from the Closing of this Agreement and the recapture of previously reported accelerated depreciation deductions) and provided further that to the extent Buyer fails to fund the prepayments described in the foregoing proviso, Buyer shall be responsible to Seller for the difference between any applicable interest and penalties imposed on Seller by the IRS as a result of such failure and the amount of interest due under the Notes in respect of such unpaid prepayment from the due date of such estimated tax payment until March 15, 2000. Any payments made by Buyer pursuant to this Section 1.3 shall be deemed prepayments of the earliest maturities under the Notes (and shall be applied first to any delinquent interest and thereafter to principal), provided, however, that no obligation of Buyer arising under this Section 1.3 shall be construed as accelerating any obligation or causing the accrual of any default rate of interest under any Note.

              (d) Additional Prepayment. Upon successful completion of the Shareholder Action pursuant to Section 4.7 and delivery of the certificate referred to in Section 9.1(i), Buyer shall pay to Seller the amount of $108,013 representing the amount of Hebron's real property tax due and outstanding as of February 1, 1999 in connection with the property described as 5900 Mosteller Drive, Oklahoma City, OK 73112 and associated penalties due and outstanding through April 30, 1999. Such payment shall be a prepayment under the Notes and shall reduce on a pro rata basis the Hebron Termination Expense payments set forth in Section 1.3(c)(aa).



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         1.4 Consideration.

              (a) Purchase Price. The purchase price for the Switch Assets is an amount equal to Five Hundred Sixty-Seven Thousand Seventy-Three Dollars ($567,073) (the "Switch Price"), which shall be evidenced by and payable in accordance with the terms of a promissory note to be issued by Buyer at Closing in like amount in the form attached hereto as Exhibit A ("Switch Note"). The purchase price for the Internet Assets is set forth in Schedule 1.4(a), plus or minus any Closing prorations made pursuant hereto (the "Internet Price"), which shall be evidenced by and payable in accordance with the terms of a promissory note to be issued by Buyer at Closing in like amount in the form attached hereto as Exhibit B ("Internet Note"). In addition to the Switch Note and the Internet Note, Buyer shall issue the Payables Note (defined below) and pay the Seller's Payables and the Post-LOI Switch Debt (each term being defined below). The Switch Note, Internet Note and Payables Note shall be referred to herein collectively as the "Notes." The sum of the Internet Price, the Switch Price and the Buyer's Debt (defined below) shall be referred to herein collectively as the "Purchase Price."

              (b) Accounts Payable.

                   (i) As of the date of this Agreement, Buyer is indebted to Seller in the total amount as calculated and set forth on Schedule 1.4(b) (the "Buyer's Debt"). Of this amount, all amounts owing by Seller (the "Seller's Payables") to any non-Affiliated third-party creditors of Seller as of January 31, 1999 resulting from the use of the Switch Assets through such date by Buyer or Buyer's customers, are calculated and set forth on Schedule 1.4(b). The difference between Buyer's Debt and Seller's Payables ("Remaining Buyer's Debt") is calculated and set forth on Schedule 1.4(b).

                   (ii) On the date of execution of this Agreement, Buyer shall execute in favor of Seller a promissory note in the principal amount of the Remaining Buyer's Debt, and shall deliver the same in the form attached hereto as Exhibit C (the "Payables Note") in full satisfaction of such Debt. Thereafter, and on or before the Closing Date, Buyer shall pay and discharge all of the Seller's Payables as and when due according to the terms of each or shall assume Seller's obligation therefor. Any payment by Buyer of any of the Seller's Payables shall be made directly to the account creditor of such Seller's Payable, and not to or through Seller. Seller shall deliver promptly any documentation it receives from any such creditors, along with any other documentation received with respect to each such creditor sufficient for Buyer to determine the accuracy of such invoices.

              (c) Seller's Post-LOI Accounts Payable. From and after February 1, 1999, the accounts payable of Seller to non-Affiliated third-party creditors (collectively, "Post-LOI Creditors") resulting from Buyer's use of the Switch Assets through the date of this Agreement (collectively, the "Post-LOI Switch Debt") shall be paid by Buyer directly to the Post-LOI Creditors and not to or through Seller. Seller shall promptly deliver to Buyer any documentation it receives from any such creditors, along with any other documentation received with respect to each Post-LOI Creditor sufficient for Buyer to determine the accuracy



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of such invoices and to pay them in a timely manner.

              (d) Seller acknowledges and agrees that each of the Notes shall be subordinated to Buyer's obligations under the LSA to Coast under one or more subordination agreements in form and substance reasonably satisfactory to each of Coast and Seller (collectively, the "Subordination Agreements"). As of the date hereof, Seller shall deliver to Buyer a Subordination Agreement in connection with the Payables Note in the form attached hereto as Exhibit D.

         1.5 Allocation. Buyer and Seller will allocate the Purchase Price in accordance with the respective fair market values of the Assets and the goodwill being purchased and sold in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The allocation shall be determined by mutual agreement of the parties. Buyer and Seller each further agrees to file its federal income tax returns and its other tax returns reflecting such allocation.

         1.6 Adjustments. The operation of the Internet Business and the income and normal operating expenses attributable thereto through January 31, 1999 (the "Adjustment Date") shall be for the account of Seller and thereafter for the account of Buyer, and, if any income or expense is properly allocable or credited, then it shall be allocated, charged or prorated accordingly. Expenses for goods or services received both before and after the Adjustment Date, power and utilities charges, frequency discounts, rents and similar prepaid and deferred items shall be prorated between Seller and Buyer as of the Adjustment Date in accordance with generally accepted accounting principles. All special assessments and similar charges or liens imposed against the Real Property and Tangible Personal Property in respect of any period of time through the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of Seller, and amounts payable with respect to such special assessments, charges or liens in respect of any period of time after the Adjustment Date shall be the responsibility of Buyer, and such charges shall be adjusted accordingly. To the extent that any of the foregoing prorations and adjustments cannot be determined as of the Adjustment Date, Buyer and Seller shall conduct a final accounting and make any further payments, as required on a date mutually agreed upon, within one hundred twenty (120) days after the Closing.

         1.7 Closing

              (a) Consummation. The consummation of the sale and purchase of the Assets provided for in this Agreement (the "Closing") shall take place at the offices of Buyer on a date mutually agreeable to Buyer and Seller within fifteen
(15) days after the date by which all State Commission Consents (defined below) have been received pursuant to initial determination of the State Commissions, but in no event later than one (1) year after the date of this Agreement (the "Final Closing Date"), in any case subject to the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Articles 7 and 8 below



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(other than those requiring a delivery of a certificate or other document, or the taking of other action, at the Closing). Alternatively, the Closing may take place at such other time or date as the parties may mutually agree upon in writing. The date on which the Closing is to occur is referred to herein as the "Closing Date." Notwithstanding the date on which the Closing actually occurs, the Closing shall be effective as of February 1, 1999.

              (b) Pre-Closing Lease/License Agreement. As of the date hereof, Buyer and Seller shall execute a Lease/License Agreement which provides for the physical transfer of possession of the Assets upon the effective date of such Lease/License Agreement. Buyer shall begin to operate the Assets consistent with the terms of such Lease/License Agreement on its date of execution.

         1.8 Regulatory Applications.

              (a) State Applications. As soon as possible (but in no event later than ten (10) business days after the date hereof) Seller shall file or have filed on its behalf a request with each State Commission seeking the termination of the State Authorization held by Seller and requesting written confirmation of such cancellation by each State Commission (collectively, the "State Applications"). Seller and Buyer shall diligently take all steps that are necessary, proper or desirable to expedite the prosecution of the State Applications to a favorable conclusion. Each party shall promptly provide the other with a copy of any pleading, order or other document served on it relating to each of the State Applications, shall furnish all information required by each of the State Commissions, and shall be represented at all meetings or hearings scheduled to consider each of the State Applications.

              (b) Final Consent. The written consent of all of the State Commissions whose consent is necessary or appropriate to consummate the transactions called for herein shall be referred to herein collectively as the "State Commission Consent;" provided, however, that Buyer and Seller may mutually waive the requirement that such consent shall be in writing. For purposes of this Agreement, the term "Final" shall mean, as to each of the State Commissions, that action shall have been taken by each of the State Commissions (including action duly taken each of the State Commission's staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of each of the State Commissions with comparable effect shall be pending; and as to which the time for filing any such request, petition, appeal, certiorari or for the taking of any such sua sponte action by each of the State Commissions shall have expired or otherwise terminated.



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         1.9 Exchange of Stock.

              (a) Each of Mr. Freeny, Mr. Thompson and Mr. Patrick shall deliver to Seller at the Closing a certificate representing twenty thousand (20,000) shares of Class A Common Stock of Seller (a total of 60,000 shares contemplated to be delivered, along with stock powers executed in blank). In exchange for such delivery: (1) each of Mr. Freeny, Mr. Thompson and Mr. Patrick shall receive as full consideration for such shares from Seller at the Closing a certificate representing two thousand (2,000) shares of Common Stock of Buyer.

              (b) In this Section 1.9: (i) the exchange called for shall be effective as of February 1, 1999, and (ii) the failure of any of Mr. Freeny, Mr. Thompson or Mr. Patrick (each an "Exchangor") to deliver his respective shares as set forth herein shall not affect the obligation of any other Exchangor to deliver his respective shares in Seller, as appropriate, or the right of any other Exchangor to receive their respective shares in Buyer from Seller.

ARTICLE 2:        REPRESENTATIONS AND WARRANTIES OF SELLER

         To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows:

         2.1 Organization. Seller is a corporation organized, existing and active under the laws of the jurisdiction of its organization (as first set forth above). Seller has the power and authority to own and operate the Assets, to carry on the Business, and to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered Seller pursuant hereto (collectively, the "Seller Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

         2.2 Name and Addresses. The name of Seller set forth in the heading to this Agreement is its correct name. Listed on Schedule 2.2 are all prior names of Seller and all of Seller's prior and present trade names. Seller shall give Buyer thirty (30) days prior written notice before changing its name or doing business under any other name. Seller has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name. Listed on Schedule 2.2 are all of the addresses at which Seller currently does, or has in the past done, business or currently locates, or has in the past located, any of the Assets, any other assets or any of its business or operations.

         2.3 Authority. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller have been authorized and approved subject to further authorization or consent of Seller's shareholders. This Agreement is, and each Seller Ancillary Agreement when executed and delivered by Seller and the other parties thereto will be, a legal, valid and binding agreement of Seller enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of



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creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.4 No Conflicts. Except as set forth in Schedule 2.4, neither the execution and delivery by Seller of this Agreement and the Seller Ancillary Agreements nor the consummation by Seller of any of the transactions contemplated hereby or thereby nor compliance by Seller with or fulfillment by Seller of the terms, conditions and provisions hereof or thereof will:

                  (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any of the Assets under, the certificate of incorporation or bylaws of Seller, any contract, lease, agreement or instrument, any governmental license, permit or authorization, or any judgment, order, award or decree to which Seller is a party or any of the Assets is subject or by which Seller is bound, or any statute, other law or regulatory provision affecting Seller or the Assets; or

                  (ii) require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the Communications Act (defined below) or applicable state law.

         2.5 Financial Statements. Schedule 2.5 shall be completed within thirty
(30) days from the date of this agreement to set forth a true and correct copy of the unaudited balance sheet of the Business (the "Unaudited Balance Sheet") as of December 31, 1998 (the "Balance Sheet Date") and the related statement of income for the year then ended. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position and results of operations of the Business as of the date and for the period covered thereby.

         2.6 Operations Since Balance Sheet Date. Since the Balance Sheet Date there has been: (i) no material adverse change in the financial condition or the results of operations of the Business; and (ii) no damage, destruction, loss or claim (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Assets or the Business. Since the Balance Sheet Date the Business and operation of the Assets have been conducted only in the ordinary course and in conformity with past practice.

         2.7 No Undisclosed Liabilities. Except as set forth in Schedule 2.7, to the best of Seller's knowledge, Seller is not subject, with respect to the Assets, to any liability (including,



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without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or reserved for in the Balance Sheet, other than (i) liabilities of the same nature as those set forth in the Balance Sheet and incurred in the ordinary course of business after the Balance Sheet Date and (ii) immaterial liabilities.

         2.8 No Undisclosed Contracts.

              (a) The contracts listed in Schedule 2.8 constitute all of the material contracts to which Seller is a party and which are used and useful to conduct the Business as it is presently being conducted.

              (b) Except as otherwise disclosed therein, with respect to each contract set forth on Schedule 2.8, to the best of Seller's knowledge: (i) a true and correct copy of such contract has heretofore been delivered to Buyer;
(ii) such contract constitutes a valid and binding obligation of Seller; (iii) such contract is in full force and effect; (iv) Seller is not in default under such contract and knows of no other default by any other party thereto; (v) Seller has not received a notice of termination with respect to such contract;
(vi) except for those contracts which by their terms will expire prior to the Closing Date (or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof) such contract may be transferred to the Buyer pursuant to this Agreement and will be in full force and effect at the time of such transfer, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party; and (vii) Seller has performed its obligations under each of the contracts, and Seller is not in, or alleged to be in, breach or default under any of the contracts, and, to the best knowledge of Seller, no other party to any of the contracts has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or, to the best knowledge of Seller, by any such other party.

              (c) Except with respect to those contracts listed on Schedule 2.8 and marked with an asterisk, no consent or approval of any other party to any contract listed in Schedule 2.8 is required for the assignment of any material contract to Buyer or for the consummation of the transactions contemplated herein.

              (d) Seller has no obligations pursuant to the Siemens Contract or otherwise to Siemens other than the obligation to purchase certain equipment for $2,859,586, as further set forth in the Siemens Contract.

              (e) Seller shall deliver to Buyer not later than fifteen (15) days after the date of this Agreement a true and correct copy of each of the contracts listed on Schedule 2.8 and marked with a double asterisk. Buyer shall be permitted for a period of ten (10) business days commencing upon its receipt of each such contract to terminate this Agreement if such contract reveals any condition of which Buyer is unaware as of the date of this Agreement and which condition (or conditions taken together) would in the judgment of Buyer have a material adverse effect on the value of the Assets or on Buyer's ability to operate the Assets.

         2.9 Taxes. Except as otherwise noted in Schedule 2.9, Seller has, in respect of the Business and in connection with the Assets, filed all foreign, federal, state, county and local income, excise, property, sales, use, franchise and other tax returns and reports which are required to have been filed by it under applicable law and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments which have become payable. All monies required to be withheld by Seller from persons who were or are employees for income taxes, social security and other payroll taxes have been collected or withheld, and paid to the appropriate governmental authorities.

         2.10 Assets. Except for the Excluded Assets, the Assets constitute all the assets used or held for use in connection with the Business. Seller has good and marketable title to the Assets, free and clear of Liens, except for Permitted Encumbrances. Upon delivery to Buyer at Closing of the documents contemplated by Section 9.1(a), Seller will thereby transfer to Buyer good and marketable title to the Assets, free and clear of Liens, except for Permitted Encumbrances.

         2.11 Regulatory Authorizations. Seller is the holder of the Regulatory Authorizations listed and described on Schedule 2.11. Such Regulatory Authorizations constitute all of: (i) the licenses and authorizations required under the Communications Act of 1934, as amended (the "Communications Act"), or the rules, regulations and policies of the FCC for, and used in the operation of, the Business, and (ii) the licenses and authorizations required under applicable state statute, or the rules, regulations and policies of each of the State Commissions for, and used in the operation of, the Business. Seller has no actual knowledge that any of the Regulatory Authorizations are not in full force and effect or have been revoked, suspended, canceled, rescinded or terminated or have expired. There is not pending or, to the actual knowledge of Seller, threatened any action by or before the FCC or any of the State Commissions to revoke, suspend, cancel, rescind or modify any of the Regulatory Authorizations (other than proceedings to amend FCC or state rules of general applicability), and there is not now issued or outstanding or pending or threatened, by or before the FCC or any of the State Commissions, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Seller or the Assets. The Seller has no actual knowledge that the Business is not operating in compliance with the Regulatory Authorizations, the Communications Act, and the rules, regulations and policies of the FCC, or any applicable state statutes, or the rules, regulations and policies of any of the State Commissions.

              (b) Seller has no actual knowledge that: (i) all reports and filings required to be filed with, and all regulatory fees required to be paid to, the FCC or each of the State Commissions by Seller with respect to the Business have not been timely filed and paid or that all such reports and filings are not accurate or complete; (ii) it is not maintaining all files and records for the Business as may be required by FCC or each of the State Commissions; (iii) with respect to FCC and each of the State Commission licenses, permits and authorizations, it is not operating any facilities or providing services for which it does not have an appropriate Regulatory Authorization; and (iv) it is not meeting the conditions of each such Regulatory Authorization.

         2.12 Real Property. Schedule 1.1(b) contains a description of all leased real property used or held for use in the operation of the Business (the "Leased Real Property"). Schedule 1.1(b) includes a description of each lease or similar arrangement (including the amount of rent, expiration date, renewal and the location and description of the real property covered by such lease or other agreement) under which Seller is lessee or licensee of, or holds, uses or operates, any real property in the business or operation of the Business (the "Real Property Leases"). The Real Property Leases provide sufficient access to the Assets without need to obtain any other access rights. Neither the whole nor any part of any Real Property is subject to any pending or threatened suit for condemnation or other taking by any public authority.

         2.13 Personal Property. Schedule 1.1(a)(i) (Switch Assets) and Schedule 1.1(a)(ii) (Internet Assets) contain a list of all machinery, equipment, furniture and other tangible personal property owned by Seller and used or held for use in the operation of the Business. Each item of Tangible Personal Property is in good operating condition and repair, is free from material defect or damage, is functioning in the manner and purposes for which it was intended, and has been maintained in accordance with industry standards.

         2.14 Intangible Property. Seller has all right, title and interest in and to all trademarks, service marks, trade names, copyrights, trade dress and all other intangible property used in the conduct of the Business as presently operated. Schedule 1.1(d)(i) (Switch Assets) and Schedule 1.1(d)(ii) (Internet Assets) contain a description of all material Intangible Property. Seller has received no notice of any claim that any Intangible Property or the use thereof conflicts with, or infringes upon, any rights of any third party (and there is no basis for any such claim of conflict). Seller has the sole and exclusive right to use the Intangible Property. No service provided by Seller or the Business or operation of the Assets infringes upon any copyright, patent or trademark of any other party.

         2.15 Employees. Schedule 2.15 contains a list of all Seller's employees who have full time responsibilities related to the Business (collectively, "Employees"), their position and rate of compensation, all amounts owing for vacation, accrued benefits, severance pay and other amounts owing to the Employees, and a description of all Seller's employee benefit plans. Seller has delivered to Buyer copies of all Seller's handbooks, policies and procedures relating to Employees. Seller has complied with all material labor and employment laws, rules and regulations applicable to the Business, including without limitation those which relate to prices, wages, hours, discrimination in employment and collective bargaining, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There is no unfair labor practice charge or complaint against Seller in respect of the Business or in connection with operation of the Assets pending or threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal.

         2.16 Compliance with Law. Seller has no actual knowledge of its non-compliance with any material law, regulation, rule, writ, injunction, ordinance, franchise, decree or order of any court or of any foreign, federal, state, municipal or other governmental authority which is applicable to the Assets or the Business. There is no action, suit or proceeding pending or, to the actual knowledge of Seller, threatened against Seller with respect to the Business or in connection with its operation of the Assets. To the best knowledge of Seller, there are no claims or investigations pending or threatened against Seller with respect to the Assets or the Business. There is no action, suit or proceeding pending or, to the actual knowledge of Seller, threatened against Seller which questions the legality or propriety of the transactions contemplated by this Agreement.

         2.17 Insurance. Seller now has in force adequate fire and other risk insurance covering the full replacement value of the Assets and shall cause such insurance to be maintained in full force until the Closing Date. All of such policies are in full force and effect and Seller is not in default thereunder. Seller has not received notice from any issuer of any such policies of its intention to cancel, terminate or refuse to renew any policy issued by it.

         2.18 Environmental. Except as described in Schedule 2.18, no hazardous or toxic substance or waste (including without limitation petroleum products) or other material regulated under any applicable environmental, health or safety law (each a "Contaminant") has been generated, stored, transported or released (each a "Release") on, in, from or to the Assets or properties of the Business. To the best of Seller's knowledge, all items listed on Schedule 2.18 have been stored and handled properly in compliance with any applicable environmental, health or safety law and do not represent a safety hazard. Neither the Business nor any of the Assets are subject to any order from or agreement with any governmental authority or private party respecting (i) any environmental, health or safety law, (ii) any environmental clean-up, removal, prevention or other remedial action or (iii) any obligation or liability arising from the Release of a Contaminant. Neither the Business nor any of the Assets includes any underground storage tanks or surface impoundments, any asbestos-containing material, or any polychlorinated biphenyls. Seller has not received in respect of the Business or any of the Assets any notice or claim to the effect that it is or may be liable as a result of the Release of a Contaminant. To the best knowledge of Seller, neither the Business nor any of the Assets is the subject of any investigation by any governmental authority with respect to a Release of a Contaminant.

         2.19 No Finder. No broker, finder or other person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Seller or any party acting on Seller's behalf.

         2.20 Disclosure. With respect to Seller, the Business and the Assets, this Agreement and the Seller Ancillary Agreements do not and will not contain any untrue statement of material fact or omit to state a material fact required to made in order to make the statements herein and therein not misleading in light of the circumstances in which they are made.

         2.21 Accounts Payable.

              (a) As of the date of this Agreement, each of the amount of the Buyer's Debt, the Seller's Payables, and the Remaining Buyer's Debt is listed on
Schedule 1.4(b). Except for the Notes and the obligations to make payments directly to Seller's creditors provided for herein, Buyer is not indebted to Seller.

              (b) All Seller's Payables are listed on Schedule 1.4(b), along with the name, address, account number, contact information and balance due, and Seller has delivered to Buyer all original documentation regarding such accounts payable.

              (c) Seller has provided to Buyer copies of all documentation received with respect to the Post-LOI Switch Debt and Post-LOI Creditors sufficient for Buyer to determine the accuracy of such invoices. The identity of the Post-LOI Creditors is identical to or a subset of the non-Affiliated third-party creditors listed on Schedule 1.4(b). Except for variations directly attributable to changes in telecommunications service traffic levels resulting from Buyer's use of the Switch Assets, Seller has not by act or omission caused the amount of each of the obligations owed to the Post-LOI Creditors, on a per diem or other appropriate incremental basis, to substantially increase from the corresponding amount of each of the obligations owed as Seller's Payables listed on Schedule 1.4(b).

ARTICLE 3:        REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

         3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as first set forth above). Buyer has the requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer (collectively, the "Buyer Ancillary Agreements"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof.

         3.2 Authority. The execution, delivery and performance of this Agreement and of the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all necessary action of Buyer and do not require any further authorization or consent of Buyer. This Agreement is, and each Buyer Ancillary Agreement when executed and delivered by Buyer and the other parties thereto will be, a legal, valid and binding agreement of Buyer enforceable in accordance with its respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws affecting or limiting the enforcement of creditors' rights generally and except as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3 No Conflicts. Except as set forth in Schedule 3.3, neither the execution and delivery by Buyer of this Agreement and the Buyer Ancillary Agreements or the consummation by Buyer of any of the transactions contemplated hereby or thereby nor compliance by Buyer with or fulfillment by Buyer of the terms, conditions and provisions hereof or thereof will: (i) conflict with the charter or bylaws of Buyer or any judgment, order or decree to which Buyer is subject; or (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any third party or any foreign, federal, state or local court, governmental or regulatory authority or body, except for such of the foregoing as are necessary pursuant to the Communications Act or applicable state statute, regulation or any decision by the State Commissions.

         3.4 No Finder. No broker, finder or other person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or action of Buyer or any party acting on Buyer's behalf.

         3.5 Financial Statements. Schedule 3.5 shall be completed within thirty
(30) days from the date of this Agreement to set forth a true and complete copy of the audited balance sheets of Buyer as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1998 and December 31, 1997 and December 31, 1996, (such balance sheets and the related statements of income, shareholders' equity and cash flows being collectively referred to herein as the "Buyer Financial Statements"). The Buyer Financial Statements fairly present the financial position of Buyer as of the dates thereof and the results of operations and cash flows of Buyer for the periods then ended, in conformity with GAAP applied on a basis consistent with prior periods, except as otherwise noted therein. The accounting records underlying the

Buyer Financial Statements fairly reflect in all material respects the transactions of Buyer.

         3.6 Tax Matters. Buyer has filed all tax returns required to be filed by it involving a tax liability or other material potential detriment for failure to file. Buyer has paid, or has established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by its filed returns. Buyer has withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

         3.7 Absence of Certain Changes. Since the date of the most recent balance sheet provided under Section 3.5, there has been no event, change or occurrence which has had or is reasonably likely to have, individually or when aggregated with other such matters, a material adverse effect on the business of the Buyer, taken as a whole (a "Buyer Material Adverse Effect").

         3.8 Contracts. Neither Buyer nor any of its subsidiaries is in violation of its respective articles of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for violations or breaches which will not result in a Buyer Material Adverse Effect.

         3.9 Litigation. Except as set forth in Schedule 3.9, there is no action, suit, claim, investigation, review or other proceeding pending or, to the knowledge of Buyer, threatened against Buyer or involving any of its properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency or other instrumentality or Person or any board of arbitration or similar entity, except for any action, suit, claim, investigation, review or other proceeding, which will not result in a Buyer Material Adverse Effect. Buyer will notify Seller immediately in writing of any such proceeding against Buyer.

         3.10 Compliance. Except as set forth in Schedule 3.10, Buyer is not in default with respect to or in violation of (i) any judgment, order, writ, injunction or decree of any court, or (ii) any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, whether federal, state or local, except for such defaults which will not result in a Buyer Material Adverse Effect; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to Buyer. Buyer maintains all material permits, licenses and franchises from governmental agencies required to conduct its business as it is now being conducted.

ARTICLE 4:        COVENANTS OF SELLER

         Seller covenants and agrees that from the date hereof until the completion of the Closing, and, in the case of Section 4.8, thereafter:

         4.1 Operation of the Business.

              (a) Except as otherwise provided in the Lease/License Agreement, Seller shall: (i) continue to carry on the Business and keep its books and accounts, records and files in the usual and ordinary manner in which the business has been conducted in the past; (ii) operate the Business in accordance with the terms of the Regulatory Authorizations and in compliance with the Communications Act, FCC rules, regulations and policies, and all other applicable state and other laws, rules and regulations, and State Commission rules, and maintain the Regulatory Authorizations in full force and effect and timely file and prosecute any necessary applications for renewal of the Regulatory Authorizations; (iii) use best efforts to preserve the organization of the Business intact, retain substantially as at present the Business's employees, consultants and agents, and preserve the goodwill of the Business's suppliers, advertisers, customers and others having business relations with it;
(iv) keep all Tangible Personal Property and Real Property in good operating condition (ordinary wear and tear excepted) and repair and maintain adequate and usual supplies of inventory, office supplies, spare parts and other materials as have been customarily maintained in the past; and (v) preserve intact the Business and the Assets and maintain current and in full force and effect all insurance policies with respect to the Business and the Assets in existence as of the date hereof.

              (b) Notwithstanding Section 4.1(a), Seller shall not, without the prior written consent of Buyer and other than pursuant to the Lease/License
Agreement: (i) sell, lease, transfer, alienate or encumber, or agree to sell, lease, transfer, alienate or encumber, any Assets, except for non-material sales or leases, in the ordinary course of business of items which are being replaced by assets of comparable or superior kind, condition and value; (ii) grant any raises to employees of the Business, pay any substantial bonuses or enter into any contract of employment with any employee or employees of the Business; (iii) amend or terminate any of the Contracts or enter into any contract, lease or agreement with respect to the Business except those entered into in the ordinary course of business that will be paid and performed in full before the Closing;
(iv) make any substantial change in the services provided by the Business or in connection with the Assets; (v) by any act or omission cause any representation or warranty set forth in Article 2 to become untrue or inaccurate; or (vi) by any act or omission cause the representation set forth in Section 2.21(c) to be inaccurate at any time.

         4.2 Names and Addresses. Seller shall give Buyer thirty (30) days prior written notice before changing its name or doing business under any other name, or changing its principal place of business or any address at which it does any part of the Business or holds any of the Assets, or moving any material assets to another address. Seller will continue to comply with all laws relating to the conduct of business under a fictitious business name.

         4.3 Access. At the request of Buyer, Seller shall give or cause to be given to the officers, employees, accountants, counsel, agents, consultants and representatives of Buyer: (i) full access to all facilities, properties, accounts, books, title papers, insurance policies, licenses, agreements, contracts, commitments, records and files of every character, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable of Seller associated with the conduct of the Business; and (ii) all such other information concerning the affairs of the Business as Buyer may reasonably request. Any investigation or examination by Buyer shall not in any way diminish or obviate any representations or warranties of Seller made in this Agreement or in connection herewith.

         4.4 Consents. Seller shall use its best efforts to obtain all of the consents noted on Schedule 2.8 hereto. If Seller does not obtain a consent required to assign a Contract hereunder, Buyer shall not be required to assume such Contract. Marked with an dagger on Schedule 2.8 are those consents the receipt of which are conditions precedent to Buyer's obligation to close under this Agreement (the "Required Consents"). Seller shall obtain the Required Consents prior to Closing.

         4.5 Estoppel Certificates; Liens. Seller, at Seller's expense, will obtain and deliver to Buyer (i) written estoppel certificates (the "Estoppel Certificates") duly executed by the lessors under the Real Property Leases, in form and substance satisfactory to Buyer and (ii) all UCC, judgment and state and federal tax lien search reports (showing searches in the name of Seller) necessary to assure that no Liens are filed or recorded against the Switch Assets in the public records of Illinois and Oklahoma or against the Internet Assets in Illinois and Oklahoma, or any other jurisdiction where the Assets are located (the "Lien Search Reports"). The Estoppel Certificates shall be dated within thirty (30) days prior to Closing. The Lien Search Reports shall be delivered within thirty (30) days after the date of this Agreement and shall be updated within thirty (30) days prior to the Closing Date.

         4.6 Cooperation with Due Diligence. Seller shall use its best efforts diligently to cooperate with Buyer in the commencement, conduct and completion of due diligence with respect to the Assets, the Business, and all associated agreements, financial, legal, tax, accounting, environmental, and other considerations.

         4.7 Shareholder Action. Seller shall: (i) as soon as possible (but in no event later than ten (10) days after receipt of the Fairness Opinion (defined below)), prepare and deliver to its shareholders a proxy statement or consent solicitation seeking shareholder approval of the transactions contemplated by this Agreement (including, but not limited to, the disposal of Seller's material assets and the subsequent dissolution of Seller as contemplated by Section 4.8 of this Agreement) in accordance with applicable law and regulation; (ii) hold a duly authorized meeting of its shareholders in a timely fashion for purposes of considering the matters set forth in such proxy statements or consent solicitations; and (iii) vote such proxy statements or consent solicitations in favor of the transactions contemplated by this Agreement (including, but not limited to, the disposal of Seller's material assets and the subsequent dissolution of Seller as contemplated by Section 4.8 of this Agreement) (collectively, the "Shareholder Action"). Seller shall use its best efforts to obtain such shareholder approval within thirty (30) days of the date hereof.

         4.8 Dissolution Agreement. Seller shall use its best efforts to sell or otherwise dispose of all of its material assets other than the Assets in a commercially reasonable and orderly fashion and shall promptly thereafter commence the dissolution of Seller and the distribution of the net proceeds to the shareholders of Seller in accordance with applicable state law. To the extent that such liquidation takes place prior to payment in full under the Notes, Seller agrees to take all necessary steps to establish a liquidating trust or other similar mechanism under which the net proceeds of any payments received under the Notes shall be paid directly to the shareholders of Seller. The Buyer has represented to the Seller that the agreement of the Seller to distribute to its shareholders the net proceeds of the transactions contemplated by this Agreement is a material inducement to the Buyer entering into and performing this Agreement. Seller's obligations pursuant to this covenant shall survive the Closing.

         4.9 Fairness Opinion. Seller shall use best efforts to obtain on or prior to the date fifteen (15) days from the date of satisfaction of the condition subsequent set forth in Section 3.5 the opinion of its financial advisors, Katzen, Marshall & Associates, Inc., in a customary form and to the effect that the sale of Assets as set forth herein is fair to Seller from a financial point of view ("Fairness Opinion").


ARTICLE 5:  COVENANTS OF BUYER

         Buyer covenants and agrees that:

         5.1 Security Agreement. Buyer will (a) use its best efforts to take all steps that are necessary, proper or desirable to grant at the Closing to Seller a third perfected security interest in Buyer's customer base, to secure Buyer's obligations under the Notes, subordinated only to any security interest in that same collateral which is held by WorldCom Network Services, Inc. and Coast, subject to the consent of each such creditor to the granting of such security interest, and (b) not grant any security interest in its customer base from and after the date of this Agreement, except with respect to WorldCom Network Services, Inc. or Coast, which is not subordinated to Seller's security interest therein.

         5.2 Employees. Buyer shall offer employment to all Employees who had full time responsibilities related to the Switch Assets as of January 31, 1999, each of whom are marked with an asterisk on Schedule 2.15 ("Switch Employees"), provided, however, that Buyer shall not assume any obligation under, and Seller shall indemnify Buyer against, any contract of employment between Seller and any Employee.

ARTICLE 6:        COVENANTS OF BUYER AND SELLER

         Buyer and Seller covenant and agree that from the date hereof until the completion of the Closing:

         6.1 Representations and Warranties. Each party shall give the other detailed written notice promptly upon learning of the occurrence of any event that would cause or constitute a material breach (or would have caused a breach had such event occurred or been known to it prior to the date hereof) of any of its the representations, warranties, or covenants contained in this Agreement.

         6.2 Notice of Proceedings. Each party promptly notify the other in writing upon: (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or (b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

ARTICLE 7:        CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

         7.1 Representations, Warranties and Covenants. Each of the representations and warranties of Buyer contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct, except to the extent changes are permitted or contemplated pursuant to this Agreement. Buyer shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Buyer shall have furnished Seller with a certificate, dated the Closing Date and duly executed by an officer of Buyer authorized on behalf of Buyer to give such a certificate, to the effect that the conditions set forth in this Section 7.1 have been satisfied.

         7.2 Proceedings. Neither Seller nor Buyer shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby. In the event such a restraining order or injunction is in effect, this Agreement may not be abandoned by Seller pursuant to this Section 7.2 prior to the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be abandoned after the Final Closing Date if such restraining order or injunction remains in effect.

         7.3 Regulatory Consent. The State Commission Consent shall have been granted by each of the State Commissions by initial order, without any conditions materially adverse to Seller.

         7.4 Deliveries. Buyer shall have complied with each and every one of its obligations set forth in Section 9.2.

         7.5 Fairness Opinion. Seller shall have obtained the Fairness Opinion described in Section 4.9.

         7.6 Shareholder Action. Seller shall have successfully completed the Shareholder Action identified in Section 4.7.

ARTICLE 8:        CONDITIONS TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or on the Closing Date:

         8.1 Representations, Warranties and Covenants. Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct except to the extent changes are permitted or contemplated pursuant to this Agreement. Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Seller shall have furnished Buyer with a certificate, dated the Closing Date and duly executed by an officer of Seller authorized on behalf of Seller to give such a certificate, to the effect that the conditions set forth in this Section 8.1 have been satisfied.

         8.2 Proceedings. Neither Seller nor Buyer shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby. In the event such a restraining order or injunction is in effect, this Agreement may not be abandoned by Buyer pursuant to this Section 8.2 prior to the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be abandoned after such date if such restraining order or injunction remains in effect.

         8.3 Regulatory Consent. The State Commission Consent shall have been granted by each of the State Commissions and shall have become Final, without any conditions materially adverse to Buyer.

         8.4 Deliveries. Seller shall have complied with each and every one of its obligations set forth in Section 9.1.

         8.5 Required Consents. Seller shall have obtained all of the Required Consents.

         8.6 Shareholder Action. Seller shall have successfully completed the Shareholder Action identified in Section 4.7.

ARTICLE 9:        ITEMS TO BE DELIVERED AT THE CLOSING

         9.1 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer duly executed by Seller or such other signatory as may be required by the nature of the document:

              (a) bills of sale, certificates of title, endorsements, assignments, general warranty deeds and other good and sufficient instruments of sale, conveyance, transfer and assignment, in form and substance satisfactory to Buyer, sufficient to sell, convey, transfer and assign the Assets to Buyer free and clear of Liens (other than Permitted Encumbrances);

              (b) the Required Consents and any other consents obtained by Seller under Section 4.4;

              (c) certified copies of the Certificate of Incorporation, Bylaws, stockholders agreements and Certificates of Active Status of Seller, and resolutions, duly adopted by the board of directors and shareholders of Seller, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby;

              (d) the certificate referred to in Section 8.1;

              (e) the Estoppel Certificates and the Lien Search Reports;

              (f) the certificates of AmeriVision stock referred to in
Section 1.9;

              (g) the Subordination Agreement or Agreements for each of the Switch Note and Internet Note identified in Section 1.4(d);

              (h) the Fairness Opinion identified in Section 4.9; and

              (i) a certificate evidencing successful completion of the Shareholder Action identified in Section 4.7.

         9.2 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller:

              (a) the Switch Note and Internet Note;

              (b) an instrument or instruments of assumption of the Assumed Liabilities;

              (c) certified copies of resolutions, duly adopted by the Board of Directors of Buyer, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby; and

              (d) the certificate referred to in Section 7.1.

         9.3 Deliveries by Messrs. Freeny, Thompson and Patrick. At the Closing:

              (a) Mr. Freeny shall deliver to Seller a certificate representing twenty thousand (20,000) shares of Seller's stock referred to in Section 1.9, along with stock powers executed in blank;

              (b) Mr. Thompson shall deliver to Seller a certificate representing twenty thousand (20,000) shares of Seller's stock referred to in
Section 1.9, along with stock powers executed in blank; and

              (c) Mr. Patrick shall deliver to Seller a certificate representing twenty thousand (20,000) shares of Seller's stock referred to in Section 1.9, along with stock powers executed in blank.

ARTICLE 10:        SURVIVAL; INDEMNIFICATION

         10.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement, or in any certificate, agreement, or other document or instrument, delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive.

         10.2 Indemnification.

              (a) From and after Closing, Seller (an "Indemnifying Party") hereby agrees to indemnify and hold harmless Buyer, the directors, officers and employees of Buyer and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with Buyer, and their respective successors and assigns (collectively, the "Buyer Indemnitees") from, against and in respect of, and to reimburse the Buyer Indemnitees for, the amount of any and all Deficiencies (as defined in Section 10.3(a)).

              (b) From and after Closing, Buyer (an "Indemnifying Party") hereby agrees to indemnify and hold harmless Seller, the directors, officers and employees of Seller and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with Seller, and their respective successors and assigns (collectively, the "Seller Indemnitees") from, against and in respect of, and to reimburse the Seller Indemnitees for, the amount of any and all Deficiencies (as defined in Section 10.3(b)).

         10.3 Deficiencies.

              (a) As used in this Article 10, the term "Deficiencies" when asserted by Buyer Indemnitees or arising out of a third party claim against Buyer Indemnitees shall mean any and all losses, damages, liabilities and claims sustained by the Buyer Indemnitees and arising out of, based upon or resulting from: (i) any misrepresentation, breach of warranty, or any failure to comply with any covenant, obligation or agreement on the part of Seller contained in or made pursuant to this Agreement; (ii) any failure by Seller to pay or perform any of the Retained Liabilities; or (iii) any litigation, proceeding or claim by any third party relating to the operation of the Business prior to Closing. Such Deficiencies include without limitation any and all acts, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined in Section 10.6 below)).

              (b) As used in this Article 10, the term "Deficiencies" when asserted by Seller Indemnitees or arising out of a third party claim against Seller Indemnitees shall mean any and all losses, damages, liabilities and claims sustained by the Seller Indemnitees and arising out of, based upon or resulting from: (i) any misrepresentation, breach of warranty, or any failure to comply with any covenant, obligation or agreement on the part of Buyer contained in or made pursuant to this Agreement; (ii) any failure by Buyer to pay or perform any of the Assumed Liabilities; or (iii) any litigation, proceeding or claim by any third party relating to the operation of the Business after Closing. Such Deficiencies include without limitation any and all acts, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined in Section 10.6 below)).

         10.4 Procedures.

              (a) In the event that any claim shall be asserted by any third party against the Buyer Indemnitees or Seller Indemnitees (Buyer Indemnitees or Seller Indemnitees, as the case may be, hereinafter, the "Indemnitees"), which, if sustained, would result in a Deficiency, then the Indemnitees, as promptly as practicable after learning of such claim, shall notify the Indemnifying Party of such claim, and shall extend to the Indemnifying Party a reasonable opportunity to defend against such claim, at the Indemnifying Party's sole expense and through legal counsel acceptable to the Indemnitees, provided that the Indemnifying Party proceeds in good faith, expeditiously and diligently. The Indemnitees shall, at their option and expense, have the right to participate in any defense undertaken by the Indemnifying Party with legal counsel of their own selection. No settlement or compromise of any claim which may result in a Deficiency may be made by the Indemnifying Party without the prior written consent of the Indemnitees unless: (A) prior to such settlement or compromise the Indemnifying Party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses; and (B) the Indemnitees are furnished with a full release.

              (b) In the event that the Indemnitees assert the existence of any Deficiency against the Indemnifying Party, they shall give written notice to the Indemnifying Party of the nature and amount of the Deficiency asserted. If the Indemnifying Party within a period of thirty (30) days after the giving of the Indemnitees' notice, shall not give written notice to the Indemnitees announcing its intent to contest such assertion of the Indemnitees (such notice by the Indemnifying Party being hereinafter referred to as the "Contest Notice"), such assertion of the Indemnitees shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to the Indemnitees within such thirty (30) day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Oklahoma City, Oklahoma in accordance with the Commercial Rules of the American Arbitration Association then existing. The determination of the arbitrator shall be delivered in writing to the Indemnifying Party and the Indemnitees and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

              (c) The Indemnitees and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement such Deficiency shall be deemed established.

         10.5 Payment. The Indemnifying Party hereby agrees to pay the amount of established Deficiencies within fifteen (15) days after the establishment thereof. The amount of established Deficiencies shall be paid in cash. At the option of the Indemnitees, the Indemnitees may offset any Deficiency or any portion thereof that has not been paid by the Indemnifying Party to the Indemnitees against any obligation the Indemnitees, or any of them, may have to the Indemnifying Party.

         10.6 Legal Expenses. As used in this Article 10, the term "Legal Expenses" shall mean any and all fees (whether of attorneys, accountants or other professionals), costs and expenses of any kind reasonably incurred by any person identified herein and its counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.


ARTICLE 11:  MISCELLANEOUS

         11.1 Termination. This Agreement may be terminated at any time prior to
Closing: (a) by the mutual consent of Seller and Buyer; (b) by any party hereto if any of the State Commissions denies the approvals contemplated by this Agreement in an order which has become Final provided that the party giving notice is not in breach or default hereof and that such denial was not caused by the party giving notice; (c) by Buyer as provided in Section 11.5 (Risk of Loss); (d) by Buyer or Seller if the Closing has not taken place by the Final Closing Date; (e) by Buyer, if on the Closing Date Seller has failed to satisfy any of the conditions set forth in Section 8.1, 8.4, or 8.5; (f) by Buyer if it is not in material breach hereunder and if Seller has failed to cure a material breach of any of its representations, warranties or covenants under this Agreement within thirty (30) days after it receives notice from Buyer of such breach; (g) by Seller, if on the Closing Date Buyer has failed to satisfy either of the conditions set forth in Section 7.1 or 7.4; or (h) by Seller if it is not in material breach hereunder and if Buyer has failed to cure a material breach of any of its representations, warranties or covenants under this Agreement within thirty (30) days after it receives notice from Seller of such breach. A termination pursuant to this Section 11.1 shall not relieve any party of any liability it would otherwise have for a breach of this Agreement.

         11.2 Specific Performance. In the event of a breach or threatened breach by Seller of any representation, warranty, covenant or agreement under this Agreement, at Buyer's election, in addition to any other remedy available to it, Buyer shall, while not in breach of any of its obligations hereunder, be entitled, together with any other remedy available at law or equity, to an injunction restraining any such breach or threatened breach and, subject to obtaining any requisite approval any of the State Commissions, to enforcement of this Agreement by a decree of specific performance requiring Seller to fulfill its obligations under this Agreement, in each case without the necessity of showing economic loss or other actual damage and without any bond or other security being required.

         11.3 Expenses. Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, accounting and legal fees incurred in connection herewith; provided, however, that: (i) Seller and Buyer shall each pay one-half of the filing fees required to be paid in connection with the FCC Application and the State Applications; and (ii) Seller shall be exclusively responsible for, and Buyer shall not have any liability or responsibility for any sales or transfer taxes

(including without limitation any real estate transfer taxes), arising from the transfer of the Assets to Buyer.

         11.4 Further Assurances. From time to time prior to and after Closing, each party hereto will execute all such instruments and take all such actions as any other party shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions contemplated by this Agreement, including without limitation the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered at Closing, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         11.5 Risk of Loss. Subject to the terms of the Lease/License Agreement, the risk of loss, damage or destruction to any of the Assets shall be borne by Seller at all times up to the time of Closing on the date of Closing, and it shall be the responsibility of Seller to repair or cause to be repaired and to restore the property to its condition prior to any such covered loss, damage, or destruction. In the event of any such covered loss, damage, or destruction, the proceeds of any claim for any loss, payable under any insurance policy with respect thereto, shall be used to repair, replace, or restore any such property to its former condition, subject to the conditions stated below. In the event of any loss or damage to any of the Assets, Seller shall notify Buyer thereof in writing immediately. Such notice shall specify with particularity the loss or damage incurred, the cause thereof (if known or reasonably ascertainable), and the insurance coverage, and in the event that any of the Assets are not completely repaired, replaced or restored on or before the scheduled Closing Date, Buyer at its option: (a) may elect to postpone Closing until such time as any of the Assets have been completely repaired, replaced or restored (and, if necessary, Seller shall join Buyer in requesting from each and any of the State Commissions any extensions of time in which to consummate the Closing that may be required in order to complete such repairs); or (b) may elect to consummate the Closing and accept any of the Assets in its then condition, in which event the Purchase Price shall be reduced at Closing in an amount equal to the cost of completion of such repair, replacement or restoration (with a final accounting and settlement within 120 days after the Closing); or (c) terminate this Agreement.

ARTICLE 12:  GENERAL PROVISIONS

         12.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns. Seller may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of Buyer, and any such attempted assignment or delegation without such consent shall be void. Buyer may assign its rights and obligations hereunder in whole or in part without Seller's consent. In the event of assignment of either party, that party shall remain liable for each of its obligations hereunder.

         12.2 Amendments; Waivers. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         12.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made and received when personally served or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, addressed as set forth in Schedule 12.3. Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

         12.4 Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         12.5 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to principles of conflicts of laws.

         12.6 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof, including without limitation the letter agreement dated February 1, 1999. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement has been prepared by all of the parties hereto, and no inference of ambiguity against the drafter of a document therefore applies against any party hereto.

         12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         12.8 Interpretation. References herein to Seller shall be construed case by case to mean Seller and/or its Affiliates as the context requires to enable Buyer to obtain the fullest benefit of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

BUYER:                       AMERIVISION COMMUNICATIONS, INC.


Attest:                      By: /s/ Stephen D. Halliday
       -----------------         ---------------------------------------
                                 Stephen D. Halliday, President


SELLER:                      HEBRON COMMUNICATIONS CORPORATION



Attest:                      By: /s/ John E. Telling
       -----------------         ---------------------------------------
                                 John E. Telling, President/CEO



SOLELY FOR THE PURPOSES OF SECTIONS 1.9 and 9.3:


Attest:                          /s/ Tracy Freeny
       -----------------         ---------------------------------------
                                 Tracy Freeny, an individual


Attest:                          /s/ Carl Thompson
       -----------------         ---------------------------------------
                                 Carl Thompson, an individual


Attest:                          /s/ S.T. Patrick
       -----------------         ---------------------------------------
                                 S.T. Patrick, an individual